Exhibit 99.1

CIT ANNOUNCES RESULTS OF NOTES EXCHANGE OFFER

          NEW YORK – December 24, 2008 – CIT Group Inc. (NYSE: CIT), a commercial bank holding company, today announced the final results of its exchange offer (the “Notes Exchange Offer”) for certain of its outstanding notes specified in the table below (the “old notes”). Based on the final results, the Notes Offer generated approximately $1.149 billion of regulatory capital in the form of new subordinated notes and approximately $547 million of cash will be paid on settlement of the Notes Exchange Offer.

Results of Notes Exchange Offer

          Based on the exchange agent's count, an aggregate amount of $2,412,015,000 principal amount of old notes specified in the table below were validly tendered and not withdrawn in the Notes Exchange Offer as of the expiration date.

          The clearing price for old notes tendered under the mixed election is $1,000 per $1,000 principal amount of old notes. For holders tendering under the notes election, the exchange will not be prorated.  The proration factor for the Notes Exchange Offer will be approximately 70% for holders tendering under the mixed election.

          All conditions to the consummation of the Notes Exchange Offer have been satisfied. The Notes Exchange Offer is expected to settle today.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “plan,” “intend,” “may,” “could,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include the success, or lack thereof, of the transactions and other initiatives we are pursuing, including the consummation of the Notes Exchange Offer. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com